                                                                      Exhibit 14

                                LYNCH CORPORATION
                  AMENDED AND RESTATED BUSINESS CONDUCT POLICY

INTRODUCTION

      This Business Conduct Policy ("Policy") shall apply to all officers and employees of Lynch Corporation (the "Company"), including the Company's principal executive officer, principal financial officer and principal accounting officer (collectively, "Employees"), and is designed to provide guidance regarding the Company's standards of integrity and business conduct.
Every Employee of the Company is expected to adhere to the principles and procedures set forth herein. Since the actions of the Company's Employees directly affect how the Company is viewed within the community in which it conducts business, these guidelines are meant to ensure that Employees conduct that business fairly, impartially and ethically.

      Employees are expected to comply with all laws, rules, regulations, policies and guidelines applicable to the operation of the Company. These include without limitation those relating to the environment, fair trade, securities regulation, labor, health and safety. Employees are expected to conduct themselves in a way that will enable the Company to provide full, fair, accurate, timely and understandable disclosure in reports and documents that it files with or submits to regulators, as well as in financial, stockholder and other internal or external reports, documentation or audits.

      Employees are responsible for acquiring the knowledge necessary to ensure that they perform their particular duties legally and to know when and where to seek advice when unsure of the business ethics involved or the potential liabilities associated with their actions. Employees who are unsure, or question whether any action they are performing is illegal or inappropriate in nature, should confer with the President of their subsidiary or Chief Financial Officer of the Company for a recommended course of action. Any violation of this Policy may be cause for termination of employment.

      This Policy serves as only one reference to which Employees should refer when conducting their duties. It is not an all-inclusive treatise on prohibited or inappropriate behavior but rather a guideline intended to raise Employees'
awareness to potential infractions and illegal conduct. It is the responsibility of Employees to ensure that their own conduct, or the conduct of anyone in the
Company of which they become aware, does not violate either the letter or spirit of this Policy.

      Prior to the issuance of this Policy, the Company has adopted various guidelines and policies for Employees to follow which are now incorporated herein. These include:

      (1)   Sexual Harassment in the Workplace
      (2)   Anti-Harassment Policy
      (3)   Internet Code of Conduct
      (4)   E-mail/Telephone Usage Policy
      (5)   Computer System Policy

      (6)   Drug-Free Workplace Policy
      (7)   Affirmative Action/Equal Opportunity Policy
      (8)   Non Compete Agreement Policy (Certain Individuals)
      (9)   Workplace Safety Policy
      (10)  Employee Handbook
      (11)  Human Resource Policy Manual

      From time to time, the Company and its subsidiaries may adopt additional guidelines that will be incorporated into this Policy and they will be subject to the same enforcement procedures.

CONFLICTS OF INTEREST

      Employees must conduct business free from actual or potential conflicts of interest. Such conflicts might compromise their loyalties to the Company and adversely affect it both economically and ethically. Employees are expected to act at all times in a manner beneficial to the Company and may not, directly or indirectly, benefit improperly from their positions as Employees of the Company.
They may not derive a personal benefit, directly or indirectly, from any sale, purchase, transaction or other activity of the Company other than under a
Company compensation arrangement. Employees should avoid situations that may give rise to a conflict or to the appearance of a conflict between their duties to the Company and any personal gain. Any Employee faced with a potential conflict of interest situation should seek advice from the subsidiary President or Chief Financial Officer of the Company. In order to facilitate understanding of what may cause potential conflicts of interest, various examples are provided below:

      o     Seeking or accepting any payment or loan (other than on prevailing terms from a financial institution), or seek or accept any gratuity, gift, travel or other favor of more than nominal value from any individual or corporation doing business or seeking to do business with the Company. Under no circumstances should any Employee accept cash gifts. Any non-cash gift received by an Employee should be accepted only if it is of nominal value. If a non-cash gift of greater than nominal value is offered, or if the value of a gift given is uncertain, then the Employee should seek advice from the subsidiary President or Chief Financial Officer. Inappropriate gifts received should be returned to the donor. The Company will follow with a letter to the donor explaining its reasons for rejecting the gift.

      o     Serving as a director, employee, officer, consultant, partner, representative, agent or advisor of any supplier, customer, partner, subcontractor or competitor of the Company.

      o     Holding a substantial financial interest (either directly or indirectly) in any supplier, customer, or competitor of the Company.
            A "substantial interest" means, among other things, an economic, personal or family interest that might influence a person's judgment or action. A substantial interest does not include an investment representing less than one percent of the outstanding equity of a publicly held business.

      o     Acquiring any interest, whether in real estate, patent rights, securities or any other type of property in which the Company has, or might have, an interest.

      o     Dealings with competitors for the purpose of setting or controlling prices, rates, trade practices, costs or any other activities are prohibited by law.

      o     Engaging in any business unrelated to the Company on Company premises or during normal working hours, except with the permission of the President.

CONFIDENTIAL INFORMATION

      Employees are obligated to protect any of the Company's confidential and proprietary information to which they have access. Confidential and proprietary information includes any non-public information that may be of use to our competitors or harmful to the Company if made public.

      Employees must ensure that any use, acquisition or disposition of confidential and proprietary information is undertaken in accordance with the authorization given to them by their supervisor(s). The unauthorized disclosure or use of confidential and proprietary information, whether owned by the Company or by a third party, is a violation of Company policy and a violation of law.
Employees should take appropriate steps to ensure the confidentiality of such information. These steps include, but are not limited to, properly filing documents, marking documents "confidential" and otherwise limiting access to such information. Questions as to whether information is confidential should be referred to the subsidiary President or Chief Financial Officer.

      The term "confidential and proprietary information" includes, among other things, trade secrets, customer names and lists, vendor names and lists,
Employees' names, compensation, titles and positions, business plans, capital expenditure plans, marketing plans, non-public financial data, product specifications and designs, the nature and results of research and development projects, concepts, inventions, discoveries, formulas, processes, drawings, documents, records, software, pricing, or customer preferences. The term also encompasses any information that is communicated to an Employee, learned of by an Employee, or developed or otherwise acquired by an Employee in the course of employment with the Company and that is not generally known to the public.

COMPANY PROPERTY

      The Company's property consists of tangible property, i.e.: desks, chairs, computers, tools, equipment, financial records; and intangible property, i.e.:
trademarks, copyrights and confidential and proprietary information. No Employee may remove property of the Company from the Company's premises without the written permission of an officer of the Company. Written permission will not only protect the Company and its property, it will also protect the Employee should any questions arise in the future as to why or when the property was removed. Permission to remove Company property from the Company's premises does not affect in any way an Employee's obligation to protect the property from damage, disclosure or improper use, and to return it to the Company on request, or when the reason for its removal no longer exists.

FINANCIAL AND ACCOUNTING ENTRIES

      Accounting entries must accurately and fully record all the financial transactions of the Company. The intent is to have the Company's books reflect generally accepted accounting principles. Employees must comply with the
Company's prescribed accounting procedures and controls. No secret or unrecorded funds or assets may be created or maintained and all liabilities must be recorded. Recording false or fictitious transactions is strictly prohibited.
Employees who have any questions regarding this policy, should direct them to the Chairman of the Company's Audit Committee.

BRIBES AND OTHER IMPROPER PAYMENTS

      The Company prohibits Employees from giving bribes or kickbacks or using any other unlawful or improper methods to remunerate any person or entity. No
Employee may make any payment to an employee or agent of any domestic or any foreign government or agency. Any questions employees have regarding this provision, should be directed to the President of the Company.

      Payments in excess of $10,000 made by any person or corporation to an entity outside of the United States may have to be reported under federal law.
As a result of this regulation, the Company requires any Employee intending to make such a payment to notify the President of the Company.

UNITED STATES FOREIGN CORRUPT PRACTICES ACT

      The Foreign Corrupt Practices Act ("FCPA") is a federal law that, among other things, prohibits payments that may influence any act or decision of a foreign government official. The FCPA makes it a criminal offense to offer anything of value to a foreign official, candidate, political party or intermediary of any of these groups as an inducement to obtain, retain or direct business to any person or entity. The FCPA applies to agents and consultants of a company and applies to both domestic and foreign business operations.

      Employees intending to make payments to a foreign government official, candidate or political party or any third party connected with such entity should first seek approval from the corporate President.

      In order to detect and prevent any illegal payments, the FCPA requires that accurate accounting records be maintained and that there be an internal control system in place to ensure that Company assets are preserved and only used for bona fide purposes.

BUSINESS GIFTS

      The rules governing the giving of gifts to outsiders follow:

      o     Gifts in the form of cash or its equivalent may not be given under any circumstances.

      o     Individuals other than government officials. Gifts must be lawful and in accordance with the generally accepted business practices of the applicable government jurisdictions.

      o     Specific prior approval of the subsidiary President or Chief
            Financial Officer must be obtained when any gift is to be given with a value in excess of $100. In no event may the value of any gift exceed $500. These limitations do not apply to gifts made in public presentations, the nature of which indicates that the gift is being made by an individual acting on behalf of the Company.

      o     Gifts should be appropriately identified and recorded in the
            Company's records.

      o     Government Officials. No gift is to be given to any employee of a government agency or any other public official without the prior approval of the Company President.

      o     Political Contributions. No Employee at any time may make a contribution for or on behalf of the Company in connection with any election without the approval of the Board of Directors of the
            Company.

      o     Only the following gifts are permitted to be given: candy, beverages, food products and fruit of nominal value given for personal consumption; flowers of nominal value; souvenirs of nominal value; and gifts of a value that is usual under the circumstances given to persons upon their promotion, transfer, retirement, etc.

BUSINESS ENTERTAINMENT

      In appropriate circumstances, Employees may entertain, with prior approval of their supervisor, at Company expense, individuals representing entities with which the Company maintains or may establish a business relationship. The entertainment should be reasonable in scope and in accordance with generally accepted local practice. What is "reasonable" will depend on the circumstances and will also be subject to the Company's established expense approval procedures.

      Employees may also entertain public/government officials in appropriate circumstances. Entertainment of such officials must comply with the rules and regulations of the applicable government agency or legislative body. In some cases, government employees may not be permitted to accept any entertainment.

BUSINESS COURTESIES

      The term "business courtesy" is a present, gift, gratuity, hospitality, or favor from persons or firms with which the Company maintains or may establish a business relationship and for which fair market value is not paid by the recipient. A business courtesy may be a tangible or intangible benefit, including, but not limited to, such items as gifts, meals, drinks, entertainment
(including tickets and passes), recreation (including golf course and tennis court fees), door prizes, honoraria, transportation, discounts, promotional items, or use of a donor's time, materials, facilities, or equipment.

      The Company expects all Employees to act responsibly, ethically, and with the best interests of the Company in mind when dealing with business courtesies and that their business judgments are not compromised by any outside factors.

      Employees may accept business courtesies that may promote working relationships and goodwill with persons or firms with which the Company maintains or may establish a business relationship. Employees, however, should not accept business courtesies that are inappropriately lavish, create a conflict or interest, create the appearance of an improper attempt to influence business decisions, or are unreasonable in light of generally accepted standards and practice. Any concerns as to what are appropriate actions when offered a business courtesy, or whether a business courtesy accepted is appropriate, should be referred to an officer of the Company.

ENVIRONMENTAL COMPLIANCE

      Environmental protection is a Company goal and environmental compliance is an integral and essential part of good management. All management policies and decisions must include, where appropriate, environmental considerations and
Employees must also consider the environmental implications of their actions.

VIOLATION OF THIS POLICY

      Employees are expected to comply with this Business Conduct Policy in all respects. Failure to do so can result in disciplinary action up to and including dismissal. In addition, where violation of this Policy also constitutes a criminal offense, the Company may file a criminal complaint with the appropriate authorities.

      Employees may be requested to certify that they have read this, and the other Company policies, that they have understood them, and have not violated them. Any Employee who fails to return a certificate, who submits a certificate containing a false statement or that omits material information requested by the certificate, or who knowingly permits a subordinate to violate this policy, will also be subject to disciplinary action, up to and including dismissal.

      Employees will be expected to disclose promptly any acts or transactions known to them that may be in violation of this Policy. All disclosures will be received and treated in confidence to the extent legally permissible and should be directed to: Lynch Corporation, Attention: President, Chairman of the Audit
Committee and the Chief Financial Officer.

IMPLEMENTATION

      All managerial level personnel have an obligation to implement this policy and to ensure compliance with it by all Employees within their area of responsibility. The provisions of this policy will be reviewed on a periodic basis, and all new Employees should be given a copy and acknowledge, in writing, that they have read it.

LYNCH CORPORATION

AMENDED AND RESTATED BUSINESS CONDUCT POLICY

CERTIFICATION OF COMPLIANCE

I certify that I have read, understand, and am in compliance with, the Business
Conduct Policy.

Date:_________________________________            ______________________________
                                                  Signature

                                                  ______________________________
                                                  (Please print name)